EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 Post-Effective Amendment to Form SB-2 (No. 333-72385) of GlobalNet Financial.com, Inc. (the "Company") of our report dated March 17, 2000 on our audit of the consolidated financial statements of GlobalNet Financial.com, Inc. and subsidiaries as of December 31, 1999 and for the years ended December 31, 1999 and 1998. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP
New York, New York

April 26, 2000